Exhibit 5.1

June 10 , 2022

Heart Test Laboratories, Inc.

500 Reserve St, Suite 360

Southlake, Texas 76092

Registration Statement on Form S-1

Ladies and Gentleman:

We have acted as counsel to Heart Test Laboratories, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Reg. No. 333-265024), including a related prospectus filed with the Registration Statement and any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) (as amended, the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering of (i) up to 1,750,000 units (the “Units”), each consisting of one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock,” and such shares, the “Shares”) and a warrant to purchase one share of Common Stock (the “Unit Warrants”) to be sold to The Benchmark Company, LLC, as representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) pursuant to the underwriting agreement to be entered into by and among the Company and the Underwriters (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement, and (ii) a warrant (the “Representative’s Warrant”) entitling the Representative to purchase a number of shares of the Common Stock equal to 7% of the number of Shares sold to the public pursuant to the Underwriting Agreement (such shares, the “Representative’s Warrant Shares,” and collectively with the Unit Warrants, the Unit Warrant Shares (as defined below), the Representative’s Warrant and the Shares, the “Securities”). The term “Shares” includes up to 262,500 shares issuable upon exercise of an over-allotment option granted to the Underwriters by the Company and shall include any additional shares of Common Stock the offering of which is registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. The term “Unit Warrants” includes warrants to purchase up to 262,500 shares of Common Stock issuable upon exercise of an over-allotment option granted to the Underwriters by the Company and shall include any additional warrants and underlying shares of Common Stock the offering of which is registered by the Company pursuant to Rule 462(b) under the Securities Act in connection

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Heart Test Laboratories, Inc.

June 10, 2022

with the offering contemplated by the Registration Statement. The shares underlying the Unit Warrants (including any Unit Warrants issued upon exercise of the Underwriters’ over-allotment option) are referred to herein collectively as the “Unit Warrant Shares.” This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement, including the exhibits being filed therewith;

(b)	the prospectus contained in the Registration Statement (the “Prospectus”);

(c)	the form of Underwriting Agreement;

(d)	the form of Warrant Agent Agreement for the Unit Warrants;

(e)	the form of Unit Warrant; and

(f)	the form of Representative’s Warrant Agreement setting forth the terms of the Representative’s Warrant.

Also, we have examined and relied upon the following:

(i) (A) true and correct copies of the amended and restated Certificate of Formation and amended and restated Bylaws of the Company, each as in effect the date hereof and as amended, supplemented or modified to date, and (B) the resolutions and/or written consent(s) of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Securities by the Company, subject to (x) specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a pricing committee thereof (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein;

(ii) a Certificate of Fact dated June 3, 2022 issued by the Secretary of State of the State of Texas, attesting to the corporate status of the Company in the State of Texas;

(iii) a statement of Franchise Tax Account Status dated June 7, 2022 printed from the official website of the Comptroller of Public Accounts of the State of Texas; and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Heart Test Laboratories, Inc.

Heart Test Laboratories, Inc.

June 10, 2022

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement are or will be, as of the date the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation and have or will have, as of the date each of the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement is executed and delivered, the capacity and full power and authority to execute, deliver and perform the Underwriting Agreement, the Warrant Agent Agreement, the Representative’s Warrant Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement will have, as of the date each of the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement is executed and delivered, the legal capacity to execute the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement.

(e) Authorization, Execution and Delivery of the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement. The Underwriting Agreement, the Warrant Agent Agreement, the Representative’s Warrant Agreement and the documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date each of the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Heart Test Laboratories, Inc.

June 10, 2022

(g) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date of each of the Underwriting Agreement, the Warrant Agent Agreement and the Representative’s Warrant Agreement, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Unit Warrants, the Unit Warrant Shares and the Representative’s Warrant Shares as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Underwriting Agreement.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. The Shares, when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Underwriting Agreement, (d) the Company has received the consideration provided for in the Underwriting Agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, such Shares will be validly issued, fully paid and non-assessable.

2. When (a) Authorizing Resolutions with respect to the Unit Warrants have been adopted, (b) the terms of the Unit Warrants have been established in conformity with such Authorizing Resolutions, (c) the Unit Warrants have been issued and sold as contemplated by the Underwriting Agreement and Warrant Agent Agreement and (d) the Unit Warrants have been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agent Agreement, the Unit Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

3. When (a) Authorizing Resolutions with respect to the Representative’s Warrant Agreement have been adopted, (b) the terms of the Representative’s Warrant Agreement have been established in conformity with such Authorizing Resolutions, (c) the Representative’s Warrant has been issued as contemplated by the Underwriting Agreement and the Representative’s Warrant Agreement and (d) the Representative’s Warrant Agreement has been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement, the Representative’s Warrant Agreement will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

4. When (a) Authorizing Resolutions with respect to the Representative’s Warrant Shares issuable upon the exercise of the Representative’s Warrant Agreement have been adopted, (b) the terms of the issuance and sale of the Representative’s Warrant Shares issuable upon the exercise of the Representative’s Warrant have been established in conformity with such Authorizing Resolutions, (c) the Representative’s Warrant Shares issuable upon the exercise of the Representative’s Warrant Agreement have been issued and sold as contemplated by the Representative’s Warrant Agreement, (d) the Company has received the consideration provided for in the Representative’s Warrant Agreement and (e) such consideration for the Representative’s Warrant Shares issuable upon exercise of the Representative’s Warrant Agreement is not less than the amount specified in the applicable Authorizing Resolutions, such Representative’s Warrant Shares will be validly issued, fully paid and non-assessable.

Heart Test Laboratories, Inc.

June 10, 2022

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the laws of the State of Texas and the laws of the State of New York, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.

JACKSON WALKER L.L.P.

SRJ/JMM